UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2018

RPM International Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14187	02-0642224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777 Medina, Ohio		44258
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 25, 2018, RPM International Inc. (the “Company”) elected to exercise its optional redemption right to redeem all $205,000,000 aggregate principal amount of its outstanding 2.25% Convertible Senior Notes due 2020 (the “2020 Notes”) and instructed The Bank of New York Mellon Trust Company, N. A., as trustee under the indenture governing the 2020 Notes, to issue a redemption notice to registered holders of the 2020 Notes. The date fixed for the redemption of the 2020 Notes is November 27, 2018 (the “Redemption Date”). The redemption price for the Notes is equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest until, but excluding, the Redemption Date.

A copy of the press release announcing the redemption is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release, dated September 25, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date: September 25, 2018
/s/ Edward W. Moore
Edward W. Moore Senior Vice President, General Counsel and Chief Compliance Officer

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